UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30684	20-1303994
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

225 Charcot Avenue, San Jose, California 95131

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 10, 2018, Oclaro, Inc. (“Oclaro”) convened a Special Meeting of Stockholders (the “Special Meeting”). On May 15, 2018, the record date for the Special Meeting, there were 170,656,367 shares of Oclaro common stock issued and outstanding. A quorum was present at the Special Meeting. At the Special Meeting, Oclaro’s stockholders voted on the following proposals:

1.	Merger Proposal. A proposal (the “Merger Proposal”) to adopt the Agreement and Plan of Merger, dated as of March 11, 2018, among Lumentum Holdings Inc. (“Lumentum”), Oclaro, Prota Merger Sub, Inc. (“Merger Sub”), and Prota Merger, LLC (“Merger Sub LLC”), as it may be amended from time to time (the “Merger Agreement”), which provides for the acquisition of Oclaro through (1) a merger of Merger Sub with and into Oclaro (the “First Step Merger”) with Oclaro surviving the First Step Merger, and (2), as soon as reasonably practicable following the First Step Merger, a merger of Oclaro with and into Merger Sub LLC (the “Second Step Merger,” and, together with the First Step Merger, the “Merger”), with Merger Sub LLC surviving as a direct wholly owned subsidiary of Lumentum.

2.	Non-Binding, Advisory Approval of Compensation Payments. A proposal (the “Compensation Proposal”) to approve, on a non-binding, advisory basis, the compensation payments that will or may be made to Oclaro’s named executive officers in connection with the Merger.

3.	Adjournment of the Special Meeting. A proposal (the “Adjournment Proposal”) to approve the adjournment of the Special Meeting, from time to time, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

The following actions were taken by Oclaro’s stockholders with respect to each of the foregoing proposals presented for a vote at the Special Meeting:

Proposal 1.	Oclaro’s stockholders approved the Merger Proposal. The table below sets forth the voting results.

	Shares Voted	% of Shares Outstanding as of the Record Date
For	112,007,055	65.63%
Against	4,385,200	2.56%
Abstentions	77,172	0.04%

Proposal 2.	Oclaro’s stockholders approved, on a non-binding advisory basis, the Compensation Proposal. The table below sets forth the voting results.

	Shares Voted	% of Shares Voting on the Matter
For	108,701,200	93.84%
Against	7,127,394	6.15%
Abstentions	640,833	—

Proposal 3.	Oclaro’s stockholders approved the Adjournment Proposal. The table below sets forth the voting results.

	Shares Voted	% of Shares Voting on the Matter
For	103,288,508	89.13%
Against	12,594,925	10.86%
Abstentions	585,994	—

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Item 8.01.	Other Events.

On July 10, 2018, Oclaro issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: July 10, 2018	By:	/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel and Corporate Secretary